Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of February 14, 2018, is entered into by (i) CoConnect, Inc., a Nevada corporation (the “Assignee”), and (ii) Mastermind Marketing, Inc, a Georgia Corporation (“MIM Inc.”), Digital Advize, LLC, a Georgia limited liability company (“Advize”), and Villanta Corporation, a Georgia Corporation (“Villanta”, and collectively with MIM Inc., and Advize the “Assignors”). The Assignee and the Assignors are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, Assignors own 100% of all of the joint venture interests and the rights and obligations of (“Membership Interest”) of Mastermind Involvement Marketing, a Georgia joint venture (the “Company”).

WHEREAS, in connection with the business combination between the Assignee and the Company, the Assignors desire to transfer and Assignee desires to acquire the Membership Interest and assume all the obligations of the Company.

NOW, THEREFORE, in consideration of the consideration set forth herein and other good and valuable consideration, Assignors, intending to be legally bound, hereby agree as follows:

1.

Assignors do hereby sell, transfer, assign, convey and deliver to Assignee all of the Assignors’ rights, titles and interests in and to the Membership Interest, free and clear of any and all claims, mortgages, pledges, liens, security interest, charges or encumbrances.  Contemporaneously with the assignment described in the foregoing sentence, Assignee shall substitute as owner of all rights, title and interests of the Company, and the Assignors shall and do each hereby withdraw from the Company as owners of all rights, title and interests of the Company.

2.

The Parties hereto agree that the assignment of the Membership Interest, the admission of Assignee as a substitute owner of all rights, title and interests of the Company and the resignation of the Assignors as members of the Company shall not dissolve the Company and that the business of the Company shall continue. This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

3.

Assignors hereto agree to amend the Company’s Written Operating Agreement and take any and all necessary actions to reflect the admission of Assignee as a substitute member of the Company and the resignation of the Assignors as members of the Company.

4.

The Assignee herby assumes all of the duties, obligations, and liabilities of the Assignors arising under the Written Operating Agreement, as amended, on and after the date hereof and assumes all of the duties, obligations and liabilities of the Company which accrued on or are in effect on the date hereof.

5.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Assignment shall be governed by, construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment in favor of Assignee as of the date first above written.

ASSIGNORS:

 MASTERMIND MARKETING, INC

By: /s/ Daniel A. Dodson, Jr.

Daniel A. Dodson, Jr.

VILLANTA CORPORATION

By: /s/ Michael Gelfond

Michael Gelfond

DIGITAL ADVIZE, LLC

By: /s/ Ricardo Rios

Ricardo Rios

Assignee hereby assumes all of the terms, conditions and obligations of that certain Written Operating Agreement of the Company dated January 2, 2012, and as amended by that certain Joinder Agreement dated March 1, 2017.

ASSIGNEE:

COCONNECT, INC.

By: /s/ Bennett J. Yankowitz

Bennett J. Yankowitz, President and sole Director

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